                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 3, 2005

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)


            TEXAS                       333-88577                74-2684967
(State or other jurisdiction of        (Commission             (IRS Employer
        incorporation)                 File Number)          Identification No.)

          13710 FNB PARKWAY
           OMAHA, NEBRASKA                                      68154-5200
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         As previously disclosed in Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview" in our Form 10-Q for the quarter ended March 31, 2005, and Form 8-K filed May 4, 2005, and our Form 8-K filed July 14, 2005, we reported that we had contracts for firm transportation capacity primarily on the Port of Morgan, Montana to Ventura, Iowa portion of the pipeline expiring during 2005.

         During second quarter 2005, there was firm transportation capacity that was available for contracting that was not sold and some capacity was sold at discounted rates. Consequently, our operating revenue was down 14 percent or $11.7 million for the second quarter 2005 compared to second quarter 2004. There was an operating revenue decrease of $13.0 million related to discounted and uncontracted capacity, which was partially offset by increased short-term and other transportation service revenue of $1.3 million.

ITEM 7.01   REGULATION FD DISCLOSURE

The following summarizes the contracting status of this segment of the pipeline as of July 31, 2005:

NORTHERN BORDER PIPELINE COMPANY
CAPACITY STATUS AS OF JULY 31, 2005 (MILLION CUBIC FEET PER DAY)
PORT OF MORGAN, MONTANA TO VENTURA, IOWA

------------------------------------------------------------------------------------------------------------
                                                                                                       NOV-
                                         APRIL     MAY      JUNE     JULY     AUG      SEP      OCT    DEC
------------------------------------------------------------------------------------------------------------
MAXIMUM-RATE FIRM CONTRACTS              1,922    1,730    1,685    1,686    1,913    2,058    1,959   1,565

DISCOUNTED-RATE FIRM CONTRACTS(1)           15      352      505      688      461      316      315     108

AVAILABLE CAPACITY(2)                      437      292      184       --       --       --      100     701
------------------------------------------------------------------------------------------------------------

TOTAL DESIGN CAPACITY(3)                 2,374    2,374    2,374    2,374    2,374    2,374    2,374   2,374
============================================================================================================
AVERAGE PERCENTAGE OF MAXIMUM
RATE FOR DISCOUNTED CONTRACTS              N/A       81%      79%      87%      88%      87%      87%     96%
============================================================================================================

(1) Includes maximum-rate contracts shorter than one month.

(2) Unsold capacity based on summer design.

(3) Refers to a summer design pipeline, capable of transporting, at a minimum, the stated capacity at all times of the year.

ITEM  8.01  OTHER EVENTS

TRANSPORTATION CAPACITY

         As previously disclosed in Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview" in our Form 10-Q for the quarter ended March 31, 2005 ("First Quarter 10-Q"), our Form 8-K filed May 4, 2005, and our Form 8-K filed July 14, 2005, we disclosed that we had contracts for firm transportation capacity primarily on the Port of Morgan, Montana to Ventura, Iowa portion of the pipeline expiring during 2005.

         We believe that shifting fundamentals may cause the natural gas price differentials (or so called "basis differentials") for sales in Alberta, Canada as compared to sales in the Midwest U.S. to narrow annually in the spring and fall months. Increased withdrawals from storage in Western Canada combined with winter demand in the Midwest U.S. may, conversely, cause the winter basis differentials to widen. Summer demand should remain strong due to electric generation loads. As a result, we believe our revenue may be more seasonal in the future as increased volumes are available for transport from Canada to Midwest U.S. markets when the basis differentials widen and some discounting may be required at times to maximize revenue when the basis differentials narrow.

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         The Partnership believes the greatest impact for 2005 of unsold and discounted capacity occurred during the second quarter due to relatively high levels of Canadian natural gas storage injections and additional supply from other sources. Our capacity for July through September has been sold out at more favorable rates. We expect that throughout the duration of the 2005/2006 heating season, we will be fully contracted at or near maximum rates. Consequently, we expect our revenue for 2005 to be in the range of $15 million to $18 million lower than 2004, due to discounted and uncontracted capacity. However, the sale of the Claims (described below) will add to revenues in 2005, offsetting some of the revenue decline from discounted and uncontracted capacity.

UPDATE ON THE IMPACT OF ENRON'S CHAPTER 11 FILING ON OUR BUSINESS

         Please refer to our Form 10-K for the year ended December 31, 2004 ("2004 10-K"), and our Form 10-Q for the quarter ended March 31, 2005 ("First Quarter 10-Q"), "Management's Discussion and Analysis of Financial Condition and Results of Operations-Update On The Impact of Enron's Chapter 11 Filing On Our Business" regarding the bankruptcy claims held by us against Enron Corp., and Enron North America Corp. ("ENA") (the "Claims"). We reported that settlement agreements had been entered into and approved by the bankruptcy court for the Claims.

         In June 2005, we executed term sheets with a third party for the sale of the Claims. Proceeds from the sale are expected to be $11.1 million. In 2004, we adjusted our allowance for doubtful accounts to reflect an estimated recovery of $1.1 million for the Claims. In the second quarter of 2005, we made a favorable adjustment to our allowance for doubtful accounts of $0.6 million to reflect the agreements for the sale. As a result of the sale, we anticipate recognizing additional income of $9.4 million later in 2005.

FORWARD-LOOKING STATEMENT

The statements above that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although we believe that our expectations regarding future events are based on reasonable assumptions within the bounds of our knowledge of our business, we can give no assurance that our goals will be achieved or that our expectations regarding future developments will be realized. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include:

INTERSTATE PIPELINE SEGMENT:

o the impact of unsold capacity on Northern Border Pipeline being greater than expected;

o the ability to market pipeline capacity on favorable terms, which is affected by:

    o   future demand for and prices of natural gas;

    o competitive conditions in the overall natural gas and electricity markets;

    o   availability of supplies of Canadian natural gas;

    o   availability of additional storage capacity; weather conditions; and

    o competitive developments by Canadian and U.S. natural gas transmission peers;

o   performance of contractual obligations by the shippers;

o political and regulatory developments that impact Federal Energy Regulatory Commission, or FERC, proceedings involving interstate pipelines and the interstate pipelines' success in sustaining their positions in such proceedings;

o the ability to recover costs of property, plant and equipment and regulatory assets in our rates;

GENERAL:

o developments in the December 2, 2001, filing by Enron of a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code affecting our settled claims;

o acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 3, 2005              NORTHERN BORDER PIPELINE COMPANY
                                  By:  Northern Plains Natural Gas
                                       Company, LLC, Operator


                                  By: /s/ Jerry L. Peters
                                     -------------------------------------------
                                  Name:  Jerry L. Peters
                                  Title: Vice President, Finance and Treasurer


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